                                 EXHIBIT 10.22



                              FOUR PARTY AGREEMENT

                                     among

                  LUCKY STORES, INC., A DELAWARE CORPORATION,

               EAGLE FOOD CENTERS, INC., A DELAWARE CORPORATION,

               THE MIDLAND GROCERY COMPANY, AN OHIO CORPORATION,

                                      and

                    ROUNDY'S, INC., A WISCONSIN CORPORATION





Dated:                 August 3, 1995

Location:              U. S. Highway 421
                       Westville, Indiana

Store Number: 31-20





                   (C) 1994 American Stores Properties, Inc.





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                              FOUR PARTY AGREEMENT

                   THIS FOUR PARTY AGREEMENT ("AGREEMENT") is entered into as of August 3, 1995, by and among EAGLE FOOD CENTERS, INC., a Delaware corporation, ("EAGLE"), THE MIDLAND GROCERY COMPANY, an Ohio corporation ("MIDLAND"), ROUNDY'S, INC., a Wisconsin corporation ("ROUNDY'S") and LUCKY STORES, INC., a Delaware corporation ("LUCKY"), also "PARTIES" or "PARTY".

                                    RECITALS

A. Alidanorth, Inc., an Indiana corporation ("ALIDA"), an affiliate of Lucky, is the owner of certain land (the "LAND") situated in the County of La Porte, State of Indiana, and further described in Exhibit A. Westville Associates, an Indiana limited partnership ("WESTVILLE") is the owner of improvements (the "IMPROVEMENTS") located on the Land, and pursuant to a Ground Lease dated as of August 20, 1981 (as amended, the "GROUND LEASE"), is the ground lessee of the Land (the Land and the Improvement collectively, the "SUBJECT PROPERTY"). Westville subleased the Land and leased the Improvements pursuant to a Lease, Sublease and Agreement dated as of August 20, 1982 (as amended, the "MASTER LEASE"). Lucky is presently the tenant under the Master Lease. Lucky subleased the Land and Improvements pursuant to a Sublease dated as of November 10, 1987 (as amended, the "EAGLE SUBLEASE"). Eagle is presently the subtenant under the Eagle Sublease. In connection with the Eagle Sublease, Lucky, Alida and Eagle are parties to an Agreement dated as of December 22, 1988 (the "LAND SALE AGREEMENT ') whereby Alida agreed to sell the Land to Eagle (or its designee) upon the terms and conditions stated therein. Eagle sub-subleased the Land and Improvements to Midland pursuant to a Sublease dated as of December 28, 1988 (as amended, the "MIDLAND SUBLEASE"). Midland presently occupies the Subject Property.

B. As of August 2, 1995, Eagle has provided Lucky with (i) notice of Eagle's intention to terminate the Eagle Sublease pursuant to Section 15 of the Eagle Sublease, and, in connection therewith made an irrevocable offer to purchase the Subject Property in accordance with the terms of the Eagle Sublease (the "EAGLE TERMINATION NOTICE AND OFFER"); and (ii) notice of Eagle's subsequent assignment to Midland of its interest as tenant under the Eagle Sublease. Lucky has agreed to give a related notice and offer (the "LUCKY TERMINATION NOTICE AND OFFER") to Westville as of August 3, 1995. Eagle and Midland have delivered to Lucky letters of credit (the "Letters of Credit") to secure their obligations arising from the Eagle Termination Notice and Offer including the obligation of Midland to purchase the Subject Property if the Lucky offer to purchase is not rejected by Westville or any other person entitled to reject such offer.

C. The Parties acknowledge that the Subject Property was financed by notes (the "Notes") issued to PW Westville Holding Corporation (the "Corporation") and that Westville's interest in the Master Lease has been assigned to Corporation and reassigned to Shawmut Bank, N.A. (the "Trustee") as security for Corporation's notes.





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D.                 The Parties desire to set forth certain additional
agreements in connection with the transaction described above, all on the terms and conditions set forth below.

                                   AGREEMENT

                   NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. RISK OF TERMINATION . The Parties acknowledge that, as a result of Lucky giving the Lucky Termination Notice and Offer to Westville, Westville may either (i) accept Lucky's offer to purchase the Subject Property, in which case Westville will become obligated under the Master Lease to transfer its interest in the Subject Property in accordance with the provisions of the Master Lease, or (ii) reject Lucky's offer, in which case the Master Lease shall terminate on the date determined pursuant to the Master Lease. The Parties agree that termination of the Master Lease will automatically terminate the Eagle Sublease on that same date.

2. EFFECT OF PURCHASE. The Parties agree to execute and deliver all documents reasonably required to terminate the Ground Lease, Master Lease, Eagle Sublease, Land Sale Agreement, and all other agreements relating to the Subject Property concurrently with the acquisition by Midland of the Subject Property as contemplated by this Agreement.

3. LUCKY'S EXERCISE: MIDLAND'S ASSUMPTION. The Parties acknowledge that Lucky has exercised its right to terminate the Master Lease and offer to purchase the Subject Property at the request of Eagle, Midland and Roundy's and in reliance on this Agreement and the Letters of Credit and that Lucky would not otherwise have exercised such rights at this time. Midland hereby expressly assumes and agrees to perform all of the obligations of the tenant under the Eagle Sublease arising out of the Eagle Termination Notice and Offer, including the obligation to purchase the Subject Property if the Lucky offer is not rejected.

4. REJECTION BY WESTVILLE. If, for any reason, Westville, Trustee or any other person entitled to do so rejects the Lucky Notice of Termination and Offer as invalid or untimely and attempts to keep the Master Lease in effect, then the Parties agree that (i) the Master Lease and Eagle Sublease and Midland Sublease shall not be deemed terminated by the Eagle Termination Notice and Offer or the Lucky Termination Notice and Offer, and
(ii) Lucky shall have no responsibility to enforce the purchase or termination, whether by legal action or otherwise; provided, however, Midland, Eagle and Roundy's, at their respective sole expense, shall have the right, at their respective option, to prosecute legal proceedings in Lucky's name and stead to enforce the provisions of the Master Lease and the electing Party shall defend and hold Lucky harmless from any cost or liability arising therefrom; provided, however, if Eagle is the electing Party it shall provide a letter of credit or such other security for its indemnification as Lucky may reasonably require. If Westville or any such other person treats the Lucky Termination Notice and Offer as effective but untimely for a purchase of the Subject Property on April 29, 1996, Lucky,





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Eagle, Midland and Roundy's agree that all of their obligations under this
Agreement and the Eagle Sublease shall be extended to include such later date (but not beyond October 29, 1996) for purchase and that the Letters of Credit shall be extended to cover such later date for purchase. The Eagle offer to purchase the Subject Property and Midland's obligation to do so shall likewise be extended. If the Letters of Credit have not been so extended on or prior to April 25, 1996, Lucky shall have the right to draw on the Letters of Credit, place the draw proceeds in escrow with the Trustee (or another financial institution or institutional escrow holder if the Trustee is unwilling or unable to act in such capacity), with the proceeds to be invested in obligations of the Federal Government. Such Letter of Credit proceeds shall be applied to the purchase price of the Subject Property or, if the Lucky offer is rejected, returned to the Party whose Letter of Credit was not extended. Any earnings on such investments shall be paid to the Party whose Letter of Credit was not extended.

5. WAIVER AND INDEMNITY. Lucky acknowledges that Midland will continue to occupy the Subject Property and hereby agrees to waive, solely on its own behalf, the provisions of Section 16(c) of the Eagle Sublease.

Notwithstanding the foregoing, the Parties acknowledge that provisions of such
Section 16(c) expressly run for the benefit of Westville, the Corporation, the Trustee, and the holders of the Corporation's notes and shall survive the termination of the Eagle Lease.

Accordingly, Roundy's and Eagle, jointly and severally hereby indemnify, holds harmless and agree to defend Lucky from and against all claims, damages, expenses (including, without limitation, reasonable attorneys' fees and reasonable investigative and discovery costs), liabilities and judgments on account of the action of any of the persons or entities referred to in the preceding paragraph based upon an alleged violation of Section 16(c) of the Eagle Sublease.

6. GUARANTEE BY ROUNDY'S. Roundy's hereby unconditionally and absolutely guarantees to Lucky, and independently assumes liability to Lucky, without any requirement whatsoever of resort by Lucky to any other person, entity or security, of (i) the payment of any and all sums to be paid by Midland, and (ii) the performance of each and every obligation of Midland, under the Eagle Sublease, the Eagle Termination Notice and Offer and this Agreement (collectively, the "OBLIGATIONS"). Roundy's hereby fully waives all requirements of demand, presentment, protest, and notice of every kind concerning the Obligations. Roundy's guarantee shall extend to any amendment or modification of the Obligations signed in writing by Midland. Roundy's hereby consents to any action or inaction by Lucky with respect to the Obligations. Roundy's waives any right to require Lucky to proceed against Midland or any other security or the Obligations.

7. NOTICES. All notices, requests, demands, and other communications (collectively, "NOTICES") hereunder shall be in writing and given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, or (iii) certified or registered mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or at such other address as the Parties may designate by Notice in the above manner:





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


To Lucky:                                        With copy to:
c/o American Stores Properties, Inc.             Roger L. Ellison, Esq.
444 East 100 South                               Loeb and Loeb
Salt Lake City, UT. 84111                        1000 Wilshire Boulevard, Ste 1800
Attn: Legal Department                           Los Angeles, California 90017
Fax: 801-320-5595                                Fax: 213-688-3460


To Eagle:                                        With copy to:
Eagle Food Centers, Inc.                         William Snyder, Esq.
Rt. 67 and Knoxville Rd.                         Snyder & Schwarz, P.C.
Milan, Illinois 61264                            1600 Fourth Avenue, Ste 200
Fax: (309) 787-7264                              Rock Island, Illinois 61204
                                                 Fax: 309-786-0463


To Midland:                                      With copy to:
23000 Roundy Drive                               Larry Dalton
Pewaukee, Wisconsin 53072                        Whyte Hirschboeck Dudek, S.C.
Attn: Secretary                                  Suite 2100
Fax (414) 547-4540                               111 East Wisconsin Avenue
                                                 Milwaukee, Wisconsin 53202
                                                 Fax: (414) 224-5890


To Roundy's:                                     With copy to:
23000 Roundy Drive Larry Dalton
Pewaukee, Wisconsin 53072                        Whyte Hirschboeck Dudek, S.C.
Attn: Secretary                                  Suite 2100
Fax (414) 547-4540                               111 East Wisconsin Avenue
                                                 Milwaukee, Wisconsin 53202
                                                 (414) 224-5890

                   Notices may also be given by fax, provided the Notice is concurrently given by one of the above methods. Notices are effective upon receipt, or upon attempted delivery if delivery is refused or impossible because of failure to provide a reasonable means for accomplishing delivery.

8. ATTORNEYS' FEES. If a Party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and costs from the other Party to be fixed by the court in the same action.





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9.                 SURVIVAL. The indemnities and guarantee set forth in
Sections 4, 5 and 6 shall survive any expiration or termination of this Agreement and shall not merge into any deed delivered and accepted upon the closing of the transaction herein contemplated.

10. CONFLICT. In the event of any inconsistencies between the terms of this Agreement and the terms of the Eagle Sublease and/or Midland Sublease, the terms of this Agreement shall control.

11. EXHIBITS. Exhibit A attached hereto is incorporated herein by this reference.

12. MISCELLANEOUS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the Parties and their heirs, successors, transferees and assigns. No Party may assign this Agreement or any rights hereunder to anyone except with the prior written consent of the other Parties, provided that Midland may assign this Agreement or any rights hereunder to a third party so long as Roundy's remains liable for all of Roundy's and Midland's obligations with respect to this transaction, and further provided that Lucky may assign this Agreement or its rights hereunder:
(i) to any entity which is wholly-owned or ultimately owned (i. e. through various subsidiaries) by American Stores Company (a "LUCKY AFFILIATE"); or (ii) in connection with a sale or disposal of the assets of Lucky, American Stores Company or any Lucky Affiliate. This Agreement and those additional agreements referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and may only be modified by a subsequent writing executed by all Parties. Time is expressly made of the essence of all the provisions of this Agreement. This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against any Party. This Agreement shall be construed and enforced in accordance with, and governed by, the law of the state in which the Subject Property is located. The individuals executing this Agreement represent and warrant that they have the power and authority to do so, and to bind the entities for whom they are executing this Agreement.

14. COUNTERPARTS. The Parties agree that this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be binding upon the Parties Upon the request of any Party, the Parties shall exchange fully executed counterpart originals of this Agreement.

15                 CONFIDENTIALITY AND NO THIRD PARTY BENEFICIARIES. The
Parties agree that this Agreement and all of the terms and conditions hereof are confidential and shall not be disclosed to any third party without the prior written consent of the Parties hereto, unless such disclosure is made pursuant to the order of a court having jurisdiction of the Party who is being requested to make such disclosure. The parties agree that this Agreement is solely for the benefit of the Parties and is not intended and shall not be construed to grant, create or confer any rights upon or for the benefit of any third parties.





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                   IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                       EAGLE FOOD CENTERS INC., a
                                       Delaware corporation

                                       By:____________________________
                                       Its :__________________________

                                       "EAGLE"

                                       THE MIDLAND GROCERY COMPANY,
                                       an Ohio corporation

                                       By:____________________________
                                       Its: __________________________

                                       By:____________________________
                                       Its:___________________________

                                       "MIDLAND"

                                       ROUNDY'S, INC., a Wisconsin
                                       corporation

                                       By:____________________________
                                       Its: __________________________

                                       By:____________________________
                                       Its: __________________________

                                       "ROUNDY'S"

                                       LUCKY STORES, INC., a Delaware
                                       corporation

                                       By:____________________________
                                       Its: __________________________

ATTEST

By:________________________
Its:_______________________

                                    "LUCKY"





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